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MEDIA CONTACT:
Dave Kishler
Netsmart Technologies
614.932.6723
dkishler@ntst.com

Netsmart Technologies Enters into Definitive Agreement to Transition to a Private Company

Purchase for $16.50 Per Share by Private Equity Firms With Management Team Participation

GREAT RIVER, N.Y. - November 20, 2006 - Netsmart Technologies, Inc. (NASDAQ SC: NTST), a leading provider of enterprise-wide software for health and human services organizations, today announced that it has entered into a definitive agreement for Netsmart to be acquired by Insight Venture Partners and Bessemer Venture Partners in a transaction valued at approximately $115 million. Members of the Netsmart executive management team will participate in the ownership of the company.

Under the terms of the agreement, Netsmart Technologies shareholders will receive $16.50 in cash in exchange for each share of Netsmart stock. The purchase price represents a 23.5 percent premium to the average closing price over the last 20 trading days of $13.36. The transaction is expected to close in early 2007 subject to the receipt of stockholder and regulatory approvals and satisfaction of other customary closing conditions.

The board of directors of Netsmart, acting on the unanimous recommendation of a special committee of independent directors, has approved the agreement and will recommend that Netsmart’s stockholders approve the merger. William Blair & Company acted as exclusive financial advisor to Netsmart and issued a fairness opinion in connection with the transaction.

“We believe this transaction will enable us to better scale for anticipated growth, both organically and by acquisition, and will provide us with easier access to capital for new product development and technology innovations to better serve our customers,” said James L. Conway, chairman and CEO of Netsmart Technologies. “We made the decision to team with Insight and Bessemer because they are highly-regarded private equity firms that believe in the importance of the behavioral health, public health and substance abuse markets we serve.”

“Netsmart has an exceptional track record of delivering high quality information technology solutions to its customers,” said Larry Handen, managing director, Insight Venture Partners. “We take pride in investing in companies that are ‘doing well by doing good,’ and Netsmart fits that credo by providing software and services to organizations that help millions of citizens each day.”

“We are impressed by Netsmart’s customer community, product strength, target markets, future growth potential, and long term financial stability,” said Robert Goodman, general partner, Bessemer Venture Partners. “BVP has a long history of investing in companies that apply technology to the management and delivery of healthcare. We look forward to working with Netsmart to help it achieve even greater success as a private company.”

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Upon closing, Netsmart Technologies will no longer be publicly traded on the NASDAQ stock market.

Farrell Fritz, P.C. acted as legal counsel to Netsmart and Patterson, Belknap Webb & Tyler, LLP acted as legal counsel to the Special Committee.

O’Melveny & Myers LLP acted as legal counsel for Insight Venture Partners. Proskauer Rose LLP acted as counsel for Bessemer Venture Partners.

About Netsmart Technologies, Inc.
Netsmart Technologies, Inc., based in Great River, N.Y., is an established, leading supplier of enterprise-wide software solutions for health and human services providers, with more than 1,300 clients, including more than 30 systems with state agencies. Netsmart's clients include health and human services organizations, public health agencies, mental health and substance abuse clinics, psychiatric hospitals, and managed care organizations. More than 120 public health organizations and 10 state health departments use Netsmart to further their mission of providing citizens with high quality public health care and services. Netsmart’s products are full-featured information systems that operate on a variety of operating systems, hardware platforms, and mobile devices, and offer unlimited scalability.

About Insight Venture Partners
Insight Venture Partners has raised over $2 billion in capital to invest in leading software, technology and Internet services companies. From our New York headquarters, Insight takes a global approach to investing, providing hands-on execution and strategic advice to ensure our portfolio companies benefit from Insight’s cumulative operational and financial experience. Insight was founded in 1995 and invests in, and partners with, expansion stage and mid-market buyout transactions to create long-term value for all stakeholders. For additional information, visit the Firm's website at www.insightpartners.com

About Bessemer Venture Partners
Bessemer Venture Partners is the oldest venture capital practice in the United States. With offices in Silicon Valley, Boston, New York, Shanghai, Mumbai, and Bangalore, the Bessemer group manages two billion dollars of venture funds, carrying on a tradition of hands-on, active investing that has continued since 1911. Over 100 Bessemer companies have gone public, including American Superconductor, Ciena, Gartner Group, Ingersoll Rand, International Paper, Maxim, Parametric, Perseptive Biosystems, Staples, VeriSign, Veritas, and W.R. Grace.

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Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Netsmart and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in Netsmart’s filings with the Securities and Exchange Commission at www.sec.gov. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Netsmart's ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.
In connection with the proposed merger, Netsmart will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Netsmart at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free from Netsmart by directing such request to Netsmart Technologies, Inc., 3500 Sunrise Highway, Great River, NY 11739, Attn: Anthony F. Grisanti, telephone 631-968-2000.

Netsmart and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Netsmart's participants in the solicitation, which may be different than those of Netsmart stockholders generally, is set forth in Netsmart's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

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